FORM 8‑A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________
Entergy New Orleans, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State of incorporation or organization)	0-05807 (Commission File Number)	72-0273040 (I.R.S. Employer Identification No.)
1600 Perdido Street New Orleans, Louisiana 70112 (504) 670-3700 (Address of principal executive offices, including zip code)
_______________________________
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
First Mortgage Bonds, 5.50 % Series due April 1, 2066	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    X
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
Securities Act registration statement file number to which this form relates: 333-190911-05
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None
The Commission is respectfully requested to send copies of all notices, orders and communications to:

Mark G. Otts, Esq.	Kimberly M. Reisler, Esq.
Entergy Services, Inc.	Morgan, Lewis & Bockius LLP
639 Loyola Avenue	101 Park Avenue
New Orleans, Louisiana 70113	New York, New York 10178-0060
(504) 576‑5228	(212) 309‑6289

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the First Mortgage Bonds, 5.50% Series due April 1, 2066 (the “Bonds”) of Entergy New Orleans, Inc. (the “Company”), a Louisiana corporation.
A description of the Bonds is contained in the Prospectus included in the Company’s Registration Statement on Form S-3, Registration Statement File No. 333-190911-05, as amended by Post-Effective Amendments Nos. 1, 2, 3 and 4 thereto, which in each case was filed as an automatic shelf registration statement (the “Registration Statement”) and was effective upon its filing with the Securities and Exchange Commission (the “SEC”). The Registration Statement was supplemented by a Preliminary Prospectus Supplement dated March 15, 2016 to the Prospectus dated August 30, 2013 and a Prospectus Supplement dated March 15, 2016 to the Prospectus dated August 30, 2013, each relating to the Bonds and filed pursuant to Rule 424(b) under the Securities Act of 1933. Such description, as so supplemented, is incorporated herein by reference.
Item 2.    Exhibits.
The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit	Description	Method of Filing
1*
Mortgage and Deed of Trust, dated as of May 1, 1987, between Entergy New Orleans, Inc. (successor to New Orleans Public Service Inc.) and The Bank of New York Mellon, as successor Trustee, as amended (the “Mortgage”).
Exhibit 4(f)(1) to Entergy New Orleans, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 in File No. 0-05807.
2*	Form of Supplemental Indenture for the creation of a series of Bonds under the Mortgage.	Exhibit 4.35 to Entergy New Orleans, Inc.’s Registration Statement on Form S-3 in File No. 333-190911-05, as amended.
* Previously filed as indicated and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 15, 2016	ENTERGY NEW ORLEANS, INC. By /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer